BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                 April 29, 2009




To the Trustees of Aquila Three Peaks High Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 22 under the 1933 Act and No. 34 under the 1940 Act of our opinion dated April 29, 2008.


                                  Butzel Long, a professional
                                   corporation



                                     /s/ William L.D. Barrett
                                  By:__________________________